Exhibit 10.1

FIRST AMENDMENT

TO THE

TUSIMPLE HOLDINGS INC.

2021 EQUITY INCENTIVE PLAN

December 16, 2022

WHEREAS, TuSimple Holdings Inc. (the “Company”) sponsors the TuSimple Holdings Inc. 2021 Equity Incentive Plan (the “Plan”), and the Board of Directors of the Company (the “Board) is the Administrator of the Plan (as defined in the Plan);

WHEREAS, Article 13.2 of the Plan generally provides that the Board may amend the Plan at any time and for any reason, subject to stockholder approval to the extent required by applicable laws, regulations or rules;

WHEREAS, on December 15, 2022, the Board adopted this First Amendment to the Plan (this “Amendment”), subject to approval by the stockholders of the Company; and

WHEREAS, on December 16, 2022, the holder of a majority in voting power of issued and outstanding shares of Company capital stock (the “Majority Holder”) approved the Amendment by written consent in lieu of a meeting, with such approval to be effective as of the date that is 20 days following the mailing of the Definitive Information Statement on Form 14C with respect to the Amendment (the “Effective Time”).

NOW, THEREFORE, effective as of the Effective Time, the Plan is amended as follows:

1.	Basic Limitation. Article 3.1 of the Plan is hereby deleted and replaced in its entirety with the following:

Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Common Shares issued under the Plan shall not exceed the sum of (a) 33,134,146 Common Shares, plus (b) up to 20,180,166 Common Shares subject to awards originally granted under the Predecessor Plan that were outstanding on the IPO Date and that subsequently are or were forfeited, expire or lapse unexercised or unsettled and Common Shares issued pursuant to awards granted under the Predecessor Plan that were outstanding on the IPO Date and that are or were subsequently forfeited to or reacquired by the Company, and (c) the additional Common Shares described in Articles 3.2 and 3.3. The number of Common Shares that are subject to Awards outstanding at any time under the Plan may not exceed the number of Common Shares that then remain available for issuance under the Plan. The numerical limitations in this Article 3.1 shall be subject to adjustment pursuant to Article 9.

2.	Annual Increase in Shares. Article 3.2 of the Plan is hereby deleted and replaced in its entirety with the following:

In the event that the aggregate number of Common Shares that are available for issuance under the Plan as of the last day of a fiscal year (commencing with the last day of the 2023 fiscal year) is less than five percent (5%) of the Company

Capitalization (as of such date) (the “Automatic Trigger”), then on the first day of each fiscal year of the Company commencing with the fiscal year beginning on January 1, 2024 and continuing for each fiscal year thereafter for the duration of the Plan (ending on and including the fiscal year commencing on January 1, 2031), the aggregate number of Common Shares that may be issued under the Plan shall automatically increase in an amount equal to the lesser of (i) five percent (5%) of the Company Capitalization on the last day of the immediately preceding fiscal year or (ii) such number of Common Shares as may be determined by the Board prior to the date of the automatic increase.

Notwithstanding the foregoing, in the event that the aggregate number of Common Shares that are available for issuance under the Plan as of the last day of any such fiscal year is equal to or greater than five percent (5%) of the Company Capitalization (as of such date) and, as a result, the aggregate number of Common Shares available for issuance under the Plan does not increase as of the first day of the following fiscal year in accordance with the Automatic Trigger, the Board retains the authority in its sole discretion to, prior to the date that such automatic increase would have occurred had the Automatic Trigger been attained, increase the aggregate number of Common Shares that may be issued under the Plan in any such fiscal year (commencing with the fiscal year beginning on January 1, 2024 and continuing for each fiscal year thereafter for the duration of the Plan (ending on and including the fiscal year commencing on January 1, 2031)) by up to five percent (5%) of the Company Capitalization on the last day of the immediately preceding fiscal year as if the Automatic Trigger had been attained accordance with its terms.

3.	This Amendment shall be and is hereby incorporated into and forms a part of the Plan.

4.	Except as amended hereby, all of the terms, covenants, conditions, restrictions and other provisions contained in the Plan shall remain in full force and effect.